Ironclad Performance Wear Reports Third Quarter 2008 Results
Net Sales Increase 13.5%; Gross Margins Increase by 8.2%; and Operating Expenses Decline 34.5%

LOS ANGELES, CA - November 13, 2008 - Ironclad Performance Wear Corporation (ICPW.OB), a leader in high-performance gloves and apparel, today announced financial results for the three months ended September 30, 2008.

Third Quarter 2008 Results
Net sales increased 13.5% for the third quarter of 2008 to $4.07 million, compared to net sales of $3.59 million from the corresponding period in 2007. This increase is the result of continued strength in Ironclad’s industrial sales channel, as well as moderate growth in its retail channel, despite a very challenging economic environment.

Ironclad’s third quarter 2008 gross margin increased to 38.4% versus 35.5% for the same period last year, due, in large part, to a shift in customer and product mix to those with higher margins.

Operating expenses decreased by 34.5% during the third quarter of 2008 to $1.49 million, compared to $2.28 million in the prior year period. These savings are a direct result of the cost reduction initiatives implemented earlier in the year and an increased focus on financial management.

Third quarter net loss decreased to $41,000 compared to a net loss of $1.03 million in the prior year period. The significant reduction in net loss in the third quarter of 2008 is a reflection of Ironclad’s on-going efforts toward building a sustainably profitable business in the near-term.

Basic and diluted net loss per share for the third quarter of 2008 were $(0.001) on a weighted average common shares outstanding of 42.5 million, compared to $(0.03) on a weighted average common shares outstanding of 30.9 million in the prior year period.

"The success of Ironclad’s core glove products continue to drive our business, accounting for more than 90% of this quarter’s strong sales." said Ed Jaeger, President and CEO of Ironclad Performance Wear. "Despite a weak economy, Ironclad’s glove products are in high demand, with accelerated growth being experienced in the industrial and international markets.”

Balance Sheet Highlights
Cash at September 30, 2008, was $76.8 thousand compared to $1.36 million in the prior year period. Inventory and deposits on inventory were $4.32 million at September 30, 2008, compared to $3.66 million in the prior year period, primarily reflecting an increase in apparel inventories following the product line’s initial launch. Net working capital at September 30, 2008, was $2.17 million compared to $2.87 million in the prior year period. Ironclad had $1.59 million outstanding on its line of credit as of September 30, 2008, compared to $1.95 million at September 30, 2007. Warrant liability as of September 30, 2008 was $0 compared to $47,000 on September 30, 2007. This warrant liability was satisfied in October of 2007.

Outlook for Full-Year 2008
Ironclad continues to struggle with cash flow to meet the growing demands for its product. The credit crisis, combined with its historical financial position, have made it difficult to secure all of the capital it needs to build product. Insufficiency of adequate capital continues to constrain Ironclad’s ability to meet customer demand and, therefore, hit revenue and profitability targets for this calendar year.

Mr. Jaeger commented, “Ironclad’s ability to secure sufficient short-term credit to facilitate the manufacturing of product remains the single most constraining factor for the Company’s growth and profitability. This is especially frustrating given the demand for our products and the near-term growth prospects which we are seeing, but may not be able to take full advantage of."

Third Quarter 2008 Financial Results Conference Call
Ironclad Performance Wear will hold its third quarter 2008 financial results conference call on Thursday, November 13, 2008 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial (800) 762-9439 ten minutes prior to the call. International callers should dial 1+ (480) 629-9570. If you are unable to participate in the live call, a replay will be available through Thursday, November 27, 2008. To access the replay, dial (800) 406-7325 (passcode: 3942868). International callers should dial 1+ (303) 590-3030 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site for two weeks.

About Ironclad Performance Wear Corporation
Ironclad, which created the performance work glove category in 1998, continues to leverage its leadership position in the construction and industrial markets through the development and introduction of specialized task-specific gloves for industries, such as oil & gas exploration and automotive. With its focus on innovation, design, advanced material science and durability, Ironclad engineers, manufactures and sells a comprehensive line of task-specific gloves and performance-fabric apparel. Ironclad's products are available at hardware stores, home centers, industrial suppliers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors throughout North America, Europe, Australia and Asia.

For more information on Ironclad, please visit www.ironclad.com.

Information about Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Examples of forward-looking statements include statements related to future operating results, profitability and margins, the Company’s ability to raise capital and upcoming product delivery requirements. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Ironclad:
Ed Jaeger, CEO or	Chris Miller, Director of Marketing
(310) 643-7800 X106	(310) 643-7800 X127

Ironclad Performance Wear Corp.
CONSOLIDATED BALANCE SHEET
September 30, 2008

ASSETS
Current Assets
Cash and cash equivalents	$76,837
Accounts receivable net of allowance for doubtful accounts of $76,000	2,708,551
Inventory	4,315,030
Prepaid and other	231,968

Total current assets	7,332,386

Property, Plant and equipment
Computer equipment and software	200,933
Vehicles	43,680
Office equipment and furniture	143,477
Leasehold improvements	36,934
Less: accumulated amortization	(229,187)

Total property, plant and equipment	195,837

Trademarks, net of $6,467 of accumulated amortization	93,802
Deposits	11,354

Total Assets	$7,633,379

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	3,567,357
Line of credit	1,590,831
Current portion of captial lease	0

Total current liabilities	5,158,188

Long Term Liabilities	0

Total Liabilities	5,158,188

Stockholder's Equity
Common stock, $.001 par value; 172,744,750 million shares
authorized; 30,064,060 share issued and outstanding	42,465
Additional paid In capital	15,789,595
Accumulated deficit	(13,356,869)

Total Stockholders' Equity	2,475,191

Total Liabilities & Stockholders' Equity	$7,633,379

Ironclad Performance Wear Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS
September 30, 2008

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007

REVENUES
Net sales	$4,072,693	$3,588,178

COST OF SALES
Cost of sales	2,507,250	2,316,035

GROSS PROFIT	1,565,443	1,272,143

OPERATING EXPENSES
General and administrative	602,103	944,242
Sales and marketing	619,693	1,008,670
Research and development	88,613	119,270
Purchasing, warehousing and distribution	156,899	188,029
Depreciation and amortization	24,895	17,404

Total Operating Expenses	1,492,203	2,277,615

INCOME(LOSS) FROM OPERATIONS	73,240	(1,005,472)

OTHER INCOME(EXPENSE)
Interest expense	(72,674)	(34,473)
Change in fair value of warrant liability	-	5,935
Interest income	49	6,209
Unrealized loss on financing activities	-	-
Other income(expense), net	(43,814)	-

Total Other Income(Expense), Net	(116,439)	(22,329)

NET LOSS BEFORE INCOME TAXES	(43,199)	(1,027,801)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(2,276)	-

NET LOSS	$(40,923)	$(1,027,801)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.001)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,464,504	30,854,644